Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our reports dated February 13, 2007, except for Note 14, which is as of April 12, 2007, relating to the consolidated financial statements and financial statement schedule of Cavium Networks, Inc., which appear in the Company’s Registration Statement on Form S-1 (No. 333-140660). We also consent to the reference to us under the heading “Experts” in the Registration Statement on Form S-1 (No. 333-140660).
/s/ PricewaterhouseCoopers LLP
San Jose, California
May 1, 2007